UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 22, 2016

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)

Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Indenture

On September 22, 2016, Cincinnati Bell Inc. (the “Company”) closed its previously announced offering of $425 million aggregate principal amount of 7.000% senior notes due 2024 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of September 22, 2016 (the “Indenture”), among the Company, the guarantors party thereto and Regions Bank, as trustee. The Company is filing the Indenture as Exhibit 4.1 to this report.

The Notes are senior unsecured obligations of the Company, which rank equally in right of payment with all existing and future unsecured senior debt of the Company.  The Notes will be effectively subordinated to all existing and future secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness.  The Notes will be guaranteed on a joint and several basis by certain of the Company’s existing and future domestic subsidiaries.  Each such guarantee will be a senior unsecured obligation of the applicable guarantor, ranking equally with all existing and future unsecured senior debt of such guarantor and effectively subordinated to all existing and future secured indebtedness of such guarantor to the extent of the value of the assets securing that indebtedness.  The Notes will be structurally subordinated to all liabilities (including trade payables) of each subsidiary of the Company that does not guarantee the Notes.

The Notes will bear interest at a rate of 7.000% per annum, payable semi-annually on January 15 and July 15 of each year, beginning on January 15, 2017, to persons who are registered holders of the Notes on the immediately preceding January 1 and July 1, respectively.

The Indenture limits the ability of the Company and its restricted subsidiaries to incur indebtedness, encumber their assets, enter into sale and leaseback transactions, make restricted payments, create dividend restrictions and other payment restrictions that affect the Company’s restricted subsidiaries, permit restricted subsidiaries to guarantee certain indebtedness, enter into transactions with affiliates and sell assets, in each case subject to certain qualifications set forth in the Indenture.

In the event of a Change of Control (as defined in the Indenture), each holder of the Notes will have the right to require the Company to repurchase all or any part of that holder’s Notes at a purchase price of 101% of the principal amount of Notes repurchased, plus accrued and unpaid interest, if any, to the date of such repurchase.

The Notes will mature on July 15, 2024.  However, prior to September 15, 2019, the Company may, at its option, redeem some or all of the Notes at a  redemption price equal to 100% of the principal amount of the Notes, together with accrued and unpaid interest, if any, plus a “make-whole” premium.  On or after September 15, 2019, the Company may, at its option, redeem some or all of the Notes at any time at declining redemption prices equal to (i) 105.250% beginning on September 15, 2019, (ii) 103.500% beginning on September 15, 2020, (iii) 101.750% beginning on September 15, 2021 and (iv) 100.000% beginning on September 15, 2022 and thereafter, plus, in each case, accrued and unpaid interest, if any, to the applicable redemption date.  In addition, before September 15, 2019, and subject to certain conditions, the Company may, at its option, redeem up to 40% of the aggregate principal amount of Notes with the net proceeds of certain equity offerings at 107.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided that (i) at least 60% of the aggregate principal amount of Notes remains outstanding and (ii) the redemption occurs within 180 days of the closing of any such equity offering.

The above description of the Indenture does not purport to be a complete statement of the parties’ rights and obligations under the Indenture and is qualified in its entirety by reference to the terms of the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The Notes and the related guarantees have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state or other jurisdiction, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

 Item 8.01 Other Events

Tender Offer

On September 22, 2016, the Company accepted for purchase $312,520,000 million aggregate principal amount of its 8.375% Senior Notes due 2020 (CUSIP No. 171871AN6) (the “2020 Notes”) tendered in connection with its previously announced offer to purchase for cash (the “Offer”) any and all of the 2020 Notes. The 2020 Notes accepted for payment in connection with the Offer were all tendered at or prior to 5:00 p.m., New York City time, on September 19, 2016 (the “Expiration Time”).

Holders who validly tendered their 2020 Notes at or before the Expiration Time and whose 2020 Notes were accepted for purchase by the Company will receive total consideration of $1,032.50 per $1,000 principal amount of the 2020 Notes, subject to the terms and conditions set forth in the Offer to Purchase dated September 13, 2016 and the related Letter of Transmittal and Notice of Guaranteed Delivery.

Cancellation, Redemption and Satisfaction and Discharge of 2020 Notes

On September 22, 2016, the Company delivered a notice to The Bank of New York Mellon, as trustee under the indenture dated as of October 13, 2010 (the “2010 Indenture”), among the Company, the guarantors party thereto and the trustee, governing the 2020 Notes, notifying the trustee of the Company’s election to cancel all of the 2020 Notes accepted and purchased by the Company in connection with the Offer (the “2020 Notes Cancellation”). The Company also delivered notice to the trustee of the Company’s election to redeem (the “2020 Notes Redemption”) on October 24, 2016 (the “2020 Notes Redemption Date”) all of the outstanding 2020 Notes not subject to the 2020 Notes Cancellation, at a redemption price of 102.792% of the principal amount of the 2020 Notes, together with accrued and unpaid interest to the 2020 Notes Redemption Date. Simultaneously with the delivery of such notice, the Company delivered and irrevocably deposited funds with the trustee in connection with the satisfaction and discharge of the Company’s obligations under the 2010 Indenture (the “Discharge”), and the trustee has acknowledged such Discharge in accordance with the terms of the 2010 Indenture. The Company has instructed the trustee to provide notice of the 2020 Notes Redemption and the Discharge to holders of the 2020 Notes. The 2020 Notes Redemption and the Discharge will be made pursuant to the terms of the 2010 Indenture and will be made with a portion of the proceeds received from the offering of the Notes.

This report does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
4.1	Indenture, dated September 22, 2016, among Cincinnati Bell Inc., the guarantors party thereto and Regions Bank, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: September 22, 2016	By:	/s/ Christopher J. Wilson
Name: Christopher J. Wilson
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated September 22, 2016, among Cincinnati Bell Inc., the guarantors party thereto and Regions Bank, as trustee.